UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

825 Main St, Suite 100

Buda, TX 78610

(Address of principal executive offices)

Registrant’s telephone number, including area code: 512 772 4245

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 8, 2019, the Board of Directors of Cipherloc Corporation (the “Company”) approved the Cipherloc Corporation 2019 Stock Incentive Plan (the “Plan”). The Company’s 2019 Stock Option/Stock Issuance Plan (the “Prior Plan”) was approved by the Board of Directors on August 27, 2018 but was never approved by stockholders of the Company. In accordance with its terms,, the Prior Plan will terminate on August 27, 2019. Only employees, non-employee directors and consultants are eligible for awards under the Plan. The Plan provides for awards in the form of options (incentive stock options or nonstatutory stock options) and/or restricted stock grants. Up to 3,000,000 shares of common stock may be issued under the Plan and the option exercise price of stock options granted under the Plan shall not be less than 100% of the Fair Market Value (as defined in the Plan) (110% for 10% shareholders in the case of ISOs) of a share of common stock on the date of the grant. The option exercise price may be payable in cash, surrender of stock, cashless exercise or net exercise. Each restricted stock grant awarded under the Plan shall be evidenced by a restricted stock grant agreement and may or may not be subject to vesting. The Plan is subject to the approval of the Company’s stockholders within one year of the date of adoption by the Board of Directors. If the Plan is not approved by the stockholders before the first anniversary of the date of adoption, then the Plan shall terminate and any awards granted under the Plan shall be terminated. If the stockholder timely approve the Plan, then the Plan shall terminate on the tenth anniversary of the date of adoption by the Board of Directors. The Board of Directors may amend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. This summary of the Plan is not complete and is qualified in its entirety by reference to the Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Item 8.01 Other Events

On August 8, 2019, the Board of Directors of the Company approved a new Code of Ethics for Directors, Officer and Employees of the Company, a copy of which is attached to this Current Report on Form 8-K as Exhibit 14.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Cipherloc Corporation 2019 Stock Incentive Plan.
14.1	Code of Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2019

CIPHERLOC CORPORATION

By:	/s/ Tom Wilkinson
Tom Wilkinson
Interim Chief Executive Officer